AMENDMENT TO

SCHEDULE A

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

THIS AMENDED SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to the Amended and Restated Expense Limitation Agreement dated April 26, 2019.

	STANDARD	SERVICE
LVIP FUND NAME	CLASS	CLASS	EFFECTIVE	TERMINATION
	EXPENSE	EXPENSE	DATE	DATE

	LIMIT	LIMIT
Lincoln iShares® Fixed
Income Allocation Fund	0.15%	N/A	May 1, 2020	April 30, 2021

Lincoln iShares® Global
Growth Allocation Fund	0.20%	N/A	May 1, 2020	April 30, 2021

Lincoln iShares® U.S.
Moderate Allocation Fund	0.19%	N/A	May 1, 2020	April 30, 2021

LVIP American Century
Select Mid Cap Value	0.895%	1.245%	May 1, 2020	April 30, 2021
Managed Volatility Fund

LVIP Baron Growth
Opportunities Fund	0.93%	1.18%	May 1, 2020	April 30, 2021

LVIP BlackRock Advantage
Allocation Fund	0.73%	0.98%	May 1, 2020	April 30, 2021

LVIP BlackRock Dividend
Value Managed Volatility	0.675%	0.925%	May 1, 2020	November 22, 2021
Fund1
LVIP BlackRock Global
Allocation Fund	0.73%	0.98%	May 1, 2020	April 30, 2021

LVIP ClearBridge QS Select
Large Cap Managed	0.675%	1.025%	May 1, 2020	May 25, 2021
Volatility Fund2

1Effective upon the reorganization of the LVIP Franklin Templeton Value Managed Volatility Fund into LVIP BlackRock Dividend Managed Volatility Fund (the "Fund") on November 22, 2019, LIAC agreed to limit the Fund's Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund's net annual fund operating expense ratio to 0.68% (for Standard class) and 0.93% (for Service class) until at least November 22, 2021. After November 22, 2021, LIAC may amend this expense limit only with the Board's consent. Effective May 1, 2020, LIAC will reduce the Fund's expense limit to 0.675% (for Standard class) and 0.925% (for Service Class) until at least November 22,2021.

2Effective upon the reorganization of the LVIP ClearBridge Large Cap Managed Volatility Fund into LVIP ClearBridge QS Select Large Cap Managed Volatility Fund (the "Fund") on May 24, 2019, LIAC agreed to limit the Fund's Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund's net annual fund operating expense ratio to 0.68% (for Standard class) and

	STANDARD	SERVICE
LVIP FUND NAME	CLASS	CLASS	EFFECTIVE	TERMINATION
	EXPENSE	EXPENSE	DATE	DATE

	LIMIT	LIMIT
LVIP Delaware Wealth
Builder Fund	0.71%	0.96%	May 1, 2020	April 30, 2021

LVIP Dimensional
International Core Equity	0.64%	0.89%	March 4, 2020	April 30, 2021
Fund

LVIP Franklin Templeton
Multi-Asset Opportunities	0.42%	0.67%	May 1, 2020	April 30, 2021
Fund

LVIP Fidelity Institutional
AM® Select Core Equity	0.095%	0.445%	May 1, 2020	April 30, 2021
Managed Volatility Fund
LVIP Global Aggressive
Growth Allocation Managed	0.325%	0.575%	May 1, 2020	April 30, 2021
Risk Fund

LVIP Invesco Select Equity
Income Managed Volatility	0.565%	0.915%	May 1, 2020	May 24, 2021
Fund3

LVIP JPMorgan Retirement
Income Fund	0.507%	0.757%	May 1, 2020	April 30, 2021

LVIP Loomis Sayles Global
Growth Fund	0.77%	1.12%	May 1, 2020	April 30, 2021

LVIP MFS International
Equity Managed Volatility	0.195%	0.445%	May 1, 2020	April 30, 2021
Fund

LVIP Multi-Manager Global
Equity Managed Volatility	0.21%	0.56%	May 1, 2020	April 30, 2021
Fund
LVIP PIMCO Low Duration
Bond Fund	0.54%	0.79%	May 1, 2020	April 30, 2021

1.03% (for Service class) until at least May 25, 2021. Effective May 1, 2020, LIAC will reduce the Fund's expense limit to 0.675% (for Standard class) and 1.025% (for Service class) until at least May 25, 2021.

3Effective upon the reorganization of the Invesco Diversified Equity-Income Managed Volatility Fund into the LVIP Invesco Select Equity Income Managed Volatility Fund (the "Fund") on May 24, 2019, LIAC agreed to limit the Fund's Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund's net annual fund operating expense ratio to 0.57% (for Standard class) and 0.92% (for Service class) until May 24, 2021. Effective May 1, 2020, LIAC will reduce the Fund's expense limit to 0.565% (for Standard class) and 0.915% (for Service class) until at least May 24, 2021. After May 24, 2021, LIAC may amend this expense limit only with the Board's consent.

	STANDARD	SERVICE
LVIP FUND NAME	CLASS	CLASS	EFFECTIVE	TERMINATION
	EXPENSE	EXPENSE	DATE	DATE

	LIMIT	LIMIT
LVIP SSGA Conservative	0.20%	0.45%	May 1, 2020	April 30, 2021
Index Allocation Fund

LVIP SSGA Emerging
Markets Equity Index Fund	0.50%	0.75%	May 1, 2020	April 30, 2021

LVIP SSGA International
Index Fund	0.40%	0.65%	May 1, 2020	April 30, 2021

LVIP SSGA International
Managed Volatility Fund	0.245%	0.495%	May 1, 2020	April 30, 2021

LVIP SSGA Large Cap
Managed Volatility Fund	0.245%	0.495%	May 1, 2020	April 30, 2021

LVIP SSGA Short-Term
Bond Index Fund	0.3625%	0.6125%	May 1, 2020	April 30, 2021

LVIP SSGA SMID Cap
Managed Volatility Fund	0.245%	0.495%	May 1, 2020	April 30, 2021

LVIP T. Rowe Price 2010
Fund	0.27%	0.52%	May 1, 2020	April 30, 2021

LVIP T. Rowe Price 2020
Fund	0.24%	0.49%	May 1, 2020	April 30, 2021

LVIP T. Rowe Price 2030
Fund	0.25%	0.50%	May 1, 2020	April 30, 2021

LVIP T. Rowe Price 2040
Fund	0.26%	0.51%	May 1, 2020	April 30, 2021

LVIP T. Rowe Price 2050
Fund	0.27%	0.52%	May 1, 2020	April 30, 2021

LVIP T. Rowe Price 2060
Fund	0.27%	0.52%	May 1, 2020	April 30, 2021

LVIP U.S. Aggressive
Growth Allocation Managed	0.315%	0.565%	May 1, 2020	April 30, 2021
Risk Fund

	STANDARD	SERVICE
LVIP FUND NAME	CLASS	CLASS	EFFECTIVE	TERMINATION
	EXPENSE	EXPENSE	DATE	DATE

	LIMIT	LIMIT
MASTER-FEEDER FUNDS
LVIP American Global Small	0.10% 4	N/A	May 1, 2020	April 30, 2021
Capitalization Fund	Service II Class

4Applies only to "Other Expenses" as such term is used in the Fund's prospectus.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of April 6, 2020 and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS	LINCOLN VARIABLE INSURANCE
CORPORATION	PRODUCTS TRUST, on behalf of each of its
Funds listed on Schedule A
By:	/s/ Jayson R. Bronchetti	By:	/s/ William P. Flory, Jr.
Name: Jayson R. Bronchetti		Name: William P. Flory, Jr.
Title:	President	Title: Vice President & Chief Accounting Officer